EXHIBIT 3.2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20140491115-88
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/08/2014 9:44 AM
	Entity Number E0350932014-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: GREEN LEAF FARMS HOLDINGS, INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NEVADA CORPORATE HEADQUARTERS, INC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* | Par value per share: $ | Number of shares *without par value:* 75000

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DIANNA R. TEMPLE
Name
P O BOX 27740 | LAS VEGAS | NV | 89126
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

DIANNA R. TEMPLE | X DIANNA R. TEMPLE
Name | **Incorporator Signature**

P O BOX 27740 | LAS VEGAS | NV | 89126
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA CORPORATE HEADQUARTERS, INC | 7/8/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

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ARTICLES OF INCORPORATION
OF
GREEN LEAF FARMS HOLDINGS, INC
a NV Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a Corporation under the General Corporation Laws of the State of NV, to do business both within and without the State of NV, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true:

I.             NAME. The name of the corporation is:

GREEN LEAF FARMS HOLDINGS, INC

II.            REGISTERED AGENT. The street address of the corporation's registered agent and the principal or statutory address of this corporation in the State of Nevada shall be:

NEVADA CORPORATE HEADQUARTERS, INC.

101 Convention Center Dr., Ste 700

Las Vegas, NV 89109

This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

III.           SHARES OF STOCK

Section 3.01 Number and Class. The Corporation shall authorize the issuance of a single class of Capital Stock in the amount of seventy five thousand (75,000) shares of Common Stock, at no par value.

Notwithstanding the foregoing, these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Stock created. All classes of Stock may be issued from time to time without action by the Stockholders.

Section 3.02. No Preemptive Rights. Unless otherwise determined by the Board of Directors, holders of the Stock of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto.

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Section 3.03. Non-Assessability of Shares. The Shares of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

IV.           DIRECTORS

Section 4.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as Directors.

Section 4.02. Initial Board of Directors. The initial Board of Directors shall consist of not less than one (1) and not more than seven (7) members. The name and address of an initial member of the Board of Directors is as follows:

NAME	ADDRESS

Dianna R. Temple	P.O. Box 27740
Las Vegas, Nevada 89126

This individual shall serve as Director until the first annual meeting of the Stockholders or until his successor(s) shall have been elected and qualified.

Section 4.03. Change in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

V.            BUSINESS PURPOSE. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Law and not limited by the Statutes of Nevada, or any other state in which it conducts its business.

VI.            INCORPORATOR. The name and address of the incorporator is Nevada Corporate Headquarters, Inc., P.O, Box 27740, Las Vegas, Nevada 89126.

VII.          PERIOD OF DURATION. The Corporation is to have a perpetual existence.

VIII.         PECUNIARY INTEREST. Any corporate officer, director, or shareholder of this corporation shall not, in the absence of fraud, be prohibited from dealing with this corporation either as vendor, purchaser or otherwise. A pecuniary interest in any transaction by any such director, shareholder or officer shall not disqualify him in any way from acting in his corporate capacity. No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested, in any manner, shall be disqualified from dealing with the corporation as a result of the association. No director nor officer, nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or though any such transaction or contract, it being the express purpose and intent of the Article to permit this corporation to buy from, sell to, or otherwise deal with the partnerships, firms, or corporations of directors and officers of the corporation, or any one or more of them who may have pecuniary interest, and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such position. Furthermore, directors of this corporation may be counted for a quorum of the Board of Directors of this corporation at a meeting even through they may be pecuniarily interested in matters considered at a meeting; any action taken at such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by this corporation in the absence of fraud.

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IX.          INDEMNITY. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of NV from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of NV, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

X.            AMENDMENTS. Subject at all times to the express provisions of Section 3.03 which cannot be amended, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

Xl.           POWERS OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

(1)            Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter or repeal the Bylaws of the Corporation;

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(2)            To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;

(3)            To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, Corporations and business entities;

(4)            To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

(5)            By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

(6)            To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, I have hereunto set my hand on this July 8, 2014, hereby declaring and certifying that the facts stated hereinabove are true.

/s/ Dianna R. Temple

Dianna R. Temple

(For Nevada Corporate Headquarters, Inc.)

I, NEVADA CORPORATE HEADQUARTERS, INC. hereby accept as Registered Agent for the previously named Corporation on this July 8, 2014.

/s/ Trevor C. Rowley

Trevor C. Rowley - Office Administrator

(On behalf of Nevada Corporate Headquarters, Inc.)

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MINUTE BOOK
CERTIFICATE BOOK
AND
STOCK LEDGER
OF

GREEN LEAF FARMS HOLDINGS, INC,
a NV Corporation

Registered Agent:	Nevada Corporate Headquarters, Inc. 101 Convention Center Dr., Ste 700 Las Vegas, NV 89109

Client Services Hot Line: (800) 508-1726

Phone: (800) 398-1077
Fax: (702) 940-5225
www.nchinc.com

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RESOLUTION

WRITTEN CONSENT OF ORIGINAL DIRECTORS OF

GREEN LEAF FARMS HOLDINGS, INC

The undersigned, being all or a quorum of the original temporary director(s) of GREEN LEAF FARMS HOLDINGS, INC, a NV Corporation, named in the original Articles of Incorporation, for purposes of incorporation only, which were filed with the Secretary of State of NV on July 8th, 2014, do hereby consent, in writing, to the following resolution:

RESOLVED, that this corporation shall be offered for sale and sold in its present shell form prior to the issuance or sale of any of the corporation's capital stock and/or election of permanent directors and officers and without further organizational procedures or the further conduct of any business, internal or otherwise any and all such matters, privileges and responsibilities being deferred in favor of the new owners, directors and officers with the exceptions that the original Articles of Incorporation of this corporation may be amended by a majority of the original incorporators to accommodate the request and pleasure of the buyer of this said corporate shell and,

FURTHER, the directors shall guarantee to, and indemnify the buyer of this corporation that there are no liabilities, taxes or encumbrances of any kind or nature whatsoever outstanding against this corporation and resign as a director and officer of this corporation transferring all right(s), title and interest in and to this corporation to the new owners, etc.

IN WITNESS WHEREOF, the undersigned have executed this written consent as of the date hereof.

Dated at Las Vegas, Nevada this 8th day of July, 2014.

/s/ Dianna R. Temple

Dianna R. Temple, Director

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SAVE AND HOLD HARMLESS INDEMNITY AGREEMENT

RECEIPT

TRANSFER AND ASSIGNMENT

NEVADA CORPORATE HEADQUARTERS. Inc., hereby guarantees, represents and unequivocally states to purchaser(s) of GREEN LEAF FARMS HOLDINGS, INC, a NV corporation shell, that there are absolutely no liabilities, taxes, debts or encumbrances of any kind, type or nature whatsoever as of this date, accrued by said corporation, owing by said corporation, or outstanding against said corporation and,

FURTHER, said Nevada Corporate Headquarters, Inc., agrees to save and hold harmless and to completely indemnify the purchaser of said corporation, his heirs, transferees or assigns, any and all future shareholders, directors and officers of said corporation from any liability whatsoever related to any liabilities of or on behalf of GREEN LEAF FARMS HOLDINGS, INC, a NV Corporation, legally obligated by or against said corporation prior to date of resignation, sale and transfer to purchaser.

FURTHER, Nevada Corporate Headquarters, Inc., hereby acknowledges receipt of a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as full, complete and final payment of said corporate shell and,

THEREFORE, said Nevada Corporate Headquarters, Inc. does also hereby acknowledge sale, transfer and assignment of all their total right, title and interest in and to said corporation, effective as of the date hereof.

IN WITNESS WHEREOF, said officers have hereunto set their hands this 8th day of July, 2014, at Las Vegas, Nevada.

NEVADA CORPORATE HEADQUARTERS, INC.

by: /s/ Dianna R. Temple

Dianna R. Temple, Director

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CONSENT TO ACTION WITHOUT A MEETING OF THE DIRECTORS OF
GREEN LEAF FARMS HOLDINGS, INC

In accordance with the provisions of NV Corporate Law, Dianna R. Temple, a director of GREEN LEAF FARMS HOLDINGS, INC, hereby consents to the following action:

RESOLVED that________________________________________ is hereby appointed a director of GREEN LEAF FARMS HOLDINGS, INC, to serve until his or her successor is duly elected and qualified.

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date hereof.

Dated at Las Vegas, Nevada, this 8th day of July, 2014.

/s/ Dianna R. Temple

Dianna R. Temple, Director

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RESIGNATION

I, Dianna R. Temple, an original incorporator and member of the first Board of Directors of GREEN LEAF FARMS HOLDINGS, INC, a NV Corporation, hereby tender and submit my resignation as a member of the Board of Directors of said corporation, such resignation to be effective this 8th day of July, 2014.

/s/ Dianna R. Temple

Dianna R. Temple, Director

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ACCEPTANCE OF APPOINTMENT AS DIRECTOR

I, __________________________, having been appointed a Director of GREEN LEAF FARMS HOLDINGS, INC, a NV Corporation, do hereby accept said position effective as of the time of my appointment and as acknowledged below.

Dated this_______________________ day of ____________________, ________

                             (#)                                                          (Month)              (Year)

X _____________________(Sign)

Director

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CONSENT TO ACTION WITHOUT A MEETING OF THE DIRECTORS

ELECTING/APPOINTING ADDITIONAL DIRECTORS

OF

GREEN LEAF FARMS HOLDINGS, INC

In accordance with the provisions of NVCorporate Law; NO Stock having been issued, and therefore, NO Stockholders in existence or of record yet, __________________________, being the Corporation's sole and only Director, and therefore, constituting a unanimous quorum, hereby consents to the following action and unanimously:

RESOLVED, that the following named persons, if any, are named as Directors:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

[Print Name(s), if appointed]

is/are hereby appointed Directors of the Corporation, each to serve until his or her successor is duly elected and qualified.

Dated this_______________________ day of ____________________, ________

                             (#)                                                          (Month)              (Year)

X _____________________(Sign)

Director

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ACCEPTANCE OF APPOINTMENT AS DIRECTOR

I, __________________________, having been appointed a Director of

             (Print Name)

GREEN LEAF FARMS HOLDINGS, INC, a NV Corporation, do hereby accept said position, together with any office appertaining thereto to which I have also been elected in connection with my position and title as Director effective immediately.

Dated this_______________________ day of ____________________, ________

                             (#)                                                          (Month)              (Year)

X _____________________(Sign)

Director

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ACCEPTANCE OF APPOINTMENT AS DIRECTOR

I, __________________________, having been appointed a Director of

             (Print Name)

GREEN LEAF FARMS HOLDINGS, INC, a NV Corporation, do hereby accept said position, together with any office appertaining thereto to which I have also been elected in connection with my position and title as Director effective immediately.

Dated this_______________________ day of ____________________, ________

                             (#)                                                          (Month)              (Year)

X _____________________(Sign)

Director

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WAIVER OF NOTICE OF FIRST MEETING

OF BOARD OF DIRECTORS OF

GREEN LEAF FARMS HOLDINGS, INC

We, the undersigned, being all the Directors, do hereby severally waive notice of the time, place and purpose of the First Meeting of Directors of the Corporation, and consent that the meeting may be held on this_____ day of___________________________ (Month), _________ (Year), and we further consent to the transaction of any business requisite to complete the organization of this Corporation and any and all such other business that may properly come before the meeting.

Dated this_______________________ day of ____________________, ________

                             (#)                                                          (Month)              (Year)

(Sign) X__________________________

                 Director

                __________________________

                 Director

                __________________________

                 Director

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MINUTES OF FIRST MEETING OF BOARD OF DIRECTORS OF

GREEN LEAF FARMS HOLDINGS, INC,

a NV Corporation

The first meeting of the Board of Directors of GREEN LEAF FARMS HOLDINGS, INC convened on the______ day of _____________, 20___, pursuant to waiver of notice and consent to the holding thereof executed by each director of the corporation. Present were all the directors:

___________________________________________________

___________________________________________________

___________________________________________________

was elected temporary Chairman and _____________________________________ was elected temporary Secretary, each to serve only until the close of the meeting.

The Chairman reported that the Articles of Incorporation of the corporation had been filed in the office of the NV Secretary of State on July 8th, 2014, and has received an official file number of E0350932014-4, and that as a consequence, the corporation is duly and validly existing and in good standing under the laws of the state of NV and qualified to proceed with the transactions of business. The Certificate of Incorporation of the corporation was then exhibited, on motion duly made, seconded and carried, said Certificate of Incorporation was accepted and approved.

The Secretary presented a proposed form of bylaws for the regulation and management of the affairs of the corporation. The bylaws were read and considered, and upon motion duly made, seconded and carried, were adopted and ordered filed with the minutes of the meeting.

On motion duly made, seconded and carried, the directors were recognized as the first directors of the corporation and it was further moved that they were to hold office until the first annual meeting of stockholders or until their respective successors shall be duly elected and qualified.

The Chairman called for the nomination of officers of the corporation. Thereupon, the following persons were nominated for the officers of the corporation:

President: ________________________

Vice President: ____________________

Secretary:_________________________

Treasurer: ________________________

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No further nominations being made, the nominations were closed and the directors proceeded to vote on the nominees. All of the directors present at the meeting having voted and the vote having been counted, the Chairman announced the aforesaid nominees had been duly elected to the offices set before their respective names. The permanent officers of the corporation then took charge of the meeting.

Upon motion duly made, seconded and carried, the following resolutions were adopted: RESOLVED, that the Treasurer be and is hereby authorized to pay all fees and expenses incident to and necessary for the organization of this corporation.

RESOLVED, that the proper officers of this corporation be and hereby are authorized and directed on behalf of the corporation, to make and file such certificates, reports, or other instruments as may be required by law to be filed in any state in which said officers shall find it necessary or expedient to file same to register or authorize the corporation to transact business in such state.

RESOLVED, that the Treasurer be and hereby is ordered to open a bank account in the name of this corporation with _____________________ for deposit of funds belonging to the corporation, such funds to be withdrawn only by check of the corporation signed by its President and/or _____________________.

RESOLVED, that the actions taken by Nevada Corporate Headquarters, Inc. and Dianna R. Temple prior to the incorporation of the corporation, but for and on behalf of the corporation, are hereby approved, ratified, and adopted as if done pursuant to corporate authorization.

RESOLVED, a form of Stock Certificate was presented, examined, approved, and duly adopted for use by the corporation. A specimen was directed to be inserted in the Corporate Record Book as evidence and sample thereof.

RESOLVED, that the Board of Directors of this corporation deem it desirable and/or prudent to, from time to time, utilize an official corporate seal (optional under NV law) and, therefore, the corporate seal presented to this Board, circular in form with the inscription of the corporate name, NV, and the year of incorporation, be, and hereby is, adopted as the official seal of the corporation, and be it

FURTHER RESOLVED, that the impression of said seal be made upon the specimen Stock Certificate inserted in the Corporate Record Book as evidence and sample thereof.

RESOLVED, that the fiscal year of the corporation shall commence on _____________________, and end on _____________________ of each year hereafter.

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FURTHER RESOLVED, that Nevada Corporate Headquarters, Inc., 101 Convention Center Dr., Ste 700, Las Vegas, NV 89109, be, and hereby is, appointed Registered Agent of this corporation, in charge of receiving official and legal documents on behalf of the corporation and so authorized to discharge the duties of Registered Agent, and be it

FURTHER RESOLVED, that the Secretary complete all initial registration documents including any initial reports, business licenses or publication requirements by city, county or state agencies.

FURTHER RESOLVED, that the Secretary forthwith supply the Registered Agent with a certified copy of the corporation bylaws and stock ledger statement to be kept on file at the principal office as required by NV law (In the event this has not yet been done).

There being no further business, upon motion duly made, seconded, and carried, the meeting was adjourned.

______________________________

Secretary

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